Exhibit 10.3
EXCHANGE AGREEMENT
This Exchange Agreement (“Agreement”) is made as of this  _____  day of August, 2011 by and among Homeland Security Capital Corporation (“Parent”), the persons listed on Schedule A attached hereto (each, a “Management Investor” and collectively, the “Management Investors”) and Chris Leichtweis, solely in his capacity as representative of the Management Investors (“Representative”).
RECITALS:
A. Pursuant to that certain Stock Purchase Agreement by and among Parent, Safety & Ecology Holdings Corporation (the “Company”), and Perma-Fix Environmental Services, Inc. (“PESI”), dated as of July 15, 2011 (the “Purchase Agreement”), Parent is selling all of its capital stock in the Company to PESI (the “Sale”) in exchange for (i) PESI’s payment to Parent of $22,000,000 in cash payable at closing (the “Initial Cash Consideration”), $2,000,000 of which will be held in escrow to satisfy certain indemnification obligations of Parent pursuant to the Purchase Agreement (the “Escrow Amount” and together with the Initial Cash Consideration, the “Cash Consideration”) and (ii) PESI’s delivery to Parent of an unsecured promissory note in the aggregate principal amount of $2,500,000 issued by PESI to Parent (the “Note”), each as more fully described therein. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Purchase Agreement.
B. The Management Investors hold shares of Parent’s Series I Preferred Stock, par value $0.01 per share (the “Series I Preferred”), and certain warrants to purchase Parent’s common stock, par value $0.001 per share (the “Warrants”), each as set forth on Exhibit A attached hereto.
C. As more fully set forth in the Purchase Agreement, Parent has agreed to transfer a portion of the Initial Cash Consideration to the Management Investors in order to enable them to purchase the number of shares of PESI’s common stock, par value $0.001 (“PESI Common Stock”), set forth on Exhibit B attached hereto, pursuant to, and in accordance with, certain subscription agreements to be entered into with PESI, in substantially the form attached as Exhibit _____ to the Purchase Agreement (the “Subscription Agreements”).
D. In connection with the Sale, the Management Investors desire to cancel their shares of Series I Preferred and Warrants and in exchange therefor, receive a portion of (i) the Initial Cash Consideration, (ii) the Escrow Amount and (iii) the Note, and (iv) shares of PESI Common Stock, all on the terms set forth herein (collectively, the “Exchange Consideration”).
THEREFORE, THE PARTIES AGREE AS FOLLOWS:
A. Cancellation of Series I Preferred. Each Management Investor hereby agrees that, effective simultaneously with the closing of the Sale, each share of Series I Preferred and each Warrant held by such Management Investor, as applicable, shall be cancelled and of no further force or effect.

B. Exchange Consideration. Each Management Investor hereby agrees that in exchange for the cancellation of such Management Investor’s Series I Preferred and Warrants, such Management Investor will:
1. receive the number of shares of PESI Common Stock set forth opposite such Management Investor’s name on Exhibit B in accordance with the terms of the Subscription Agreement (the “Exchange Stock Consideration”);
2. be entitled, contemporaneously with the Closing, to receive a cash amount (the “Exchange Cash Consideration”) equal to (i) $25,000 multiplied by (ii) the percentage set forth opposite such Management Investor’s name on Exhibit A (such Management Investor’s “Percentage Interest”), the total Exchange Cash Consideration payable to the Management Investors not to exceed in the aggregate $25,000;
3. be entitled to a portion of the proceeds of the Note, in an amount equal to such Management Investor’s respective Percentage Interest of the Representative Proceeds (as defined in that certain Instruction to Pay attached hereto as Exhibit C (the “Instruction to Pay”)) to be paid by PESI to the Representative in accordance with the terms and conditions set forth in the Instruction to Pay and the Note, and subject to reduction as described in Section 4 hereof (the “Exchange Note Consideration”), the total Exchange Note Consideration payable to all such Management Investors not to exceed in the aggregate $100,000; and
4. be entitled, upon receipt by Parent of all or any portion of the Escrow Amount, to receive a cash amount equal to (i) five percent (5%) of all or such portion of the Escrow Amount that is released to Parent, multiplied by (ii) such Management Investor’s Percentage Interest (the “Exchange Escrow Consideration”), the total Exchange Escrow Consideration payable to all such Management Investors not to exceed in the aggregate five percent (5%) of all or such portion of the Escrow Amount that is released to Parent.
C. Payment of Consideration.
1. Each Management Investor acknowledges that PESI will issue and deliver the Exchange Stock Consideration to such Management Investor at Closing.
2. At Closing, Parent shall wire (or cause to be wired) the Exchange Cash Consideration to Representative in accordance with the wire instructions provided in writing by Representative to Parent at least one business day prior to Closing, to be distributed to the Management Investors in the amounts set forth on Exhibit B attached hereto.
3. At Closing, Parent and the Representative shall execute the Instruction to Pay such that the Management Investors will be entitled to the Exchange Note Consideration. Each Management Investor acknowledges and agrees that with respect to the payment of the Exchange Note Consideration, (i) the Exchange Note Consideration is payable only if Parent is paid by PESI in accordance with the Note, (ii) upon certain Events of Default (as defined in the Note) under the Note, Parent may elect to receive from PESI (A) Payoff Shares (as defined in the Note), (B) the Payoff Amount (as defined in the Note) or (C) a combination of the Payoff Shares and Payoff Amount, (y) any election by Parent to receive Payoff Shares, the Payoff Amount or any combination thereof will be made in Parent’s sole discretion, and (iii) upon any such election to receive a combination of the Payoff Shares and the Payoff Amount, such Management Investor will receive his or her portion of the Exchange Note Consideration in the same proportion as Parent is receiving from PESI. Upon receipt of the proper allocation of the Payoff Amount or Payoff Shares or any combination thereof, each Management Investor agrees that delivery of such Payoff Amount or Payoff Shares to the Management Investors will be the full and final settlement of Parent’s obligations with respect to the Exchange Note Consideration. Each Management Investor hereby acknowledges that Parent will only be able to transfer any Payoff Shares in compliance with applicable state and federal securities laws, and Parent undertakes to transfer such Payoff Shares promptly after such shares have either been registered under the Securities Act of 1933, as amended, or the transfer of such shares is exempt therefrom.

4. Each Management Investor acknowledges that PESI will deposit the Escrow Amount with the Escrow Agent at Closing, to be distributed to Parent in accordance with the terms of the Escrow Agreement and subject to reduction for certain indemnification obligations of Parent set forth in the Purchase Agreement. Upon the release to Parent of all or any portion of the Escrow Amount in accordance with the Escrow Agreement, Parent shall wire (or cause to be wired) the Exchange Escrow Consideration to an account designated by the Representative for distribution to the Management Investors as set forth on Exhibit B, subject to any reduction for outstanding claims or resolution of any outstanding claims under the Escrow Agreement.
D. Indemnification; Offset.
1. The Management Investors acknowledge and agree that in the Purchase Agreement, Parent and the Company have made certain representations and warranties to PESI regarding the Company and the subsidiaries of the Company, and subject to the provisions contained therein, Parent has agreed to indemnify PESI and others for certain indemnifiable claims. If Parent is required pursuant to the Purchase Agreement to indemnify PESI, such indemnification obligations will reduce the Escrow Amount and may reduce the amount payable under the Note and accordingly reduce the Exchange Escrow Consideration and the Exchange Note Consideration, respectively. The Management Investors acknowledge and agree that they are responsible, severally and not jointly, for up to five percent of any indemnification claims that may be made against Parent under the Purchase Agreement and each Management Investor is responsible for an amount of such indemnification claim up to his or her Percentage Interest of five percent (5%) of the Exchange Escrow Consideration and the Exchange Note Consideration. For illustrative purposes only, if Parent becomes subject to an indemnification obligation of $1,000, the Management Investors in the aggregate will be responsible for five percent (or $50) of such obligation, with each Management Investor responsible for his or her Percentage Interest of $50.
2. The Management Investors acknowledge and agree that if Parent is required to indemnify PESI pursuant to the Purchase Agreement for claims in excess of the Escrow Amount, PESI may offset against its obligations to make payments under the Note, including payments of Exchange Note Consideration. Any offset shall be made among Parent and the Management Investors such that the Management Investors will be responsible for up to five percent (5%) of any amounts offset against the Exchange Note Consideration and each Management Investor is responsible for an amount of such offset up to his or her Percentage Interest of the Exchange Note Consideration. For illustrative purposes only, if Parent becomes subject to an indemnification obligation of $1,000, and PESI seeks to offset against the Note an amount equal to $1,000, the Management Investors in the aggregate will be responsible for five percent of such offset (or $50), with each Management Investor responsible for his or her Percentage Interest of $50.

3. Each Management Investor acknowledges that, pursuant to the terms of the Purchase Agreement, Parent is obligated to cause certain of the Management Investors to purchase an aggregate number of restricted shares of PESI Common Stock valued at not less than $900,000 nor more than $1,000,000, as calculated on the basis of the per share price set forth in Section 5.21 of the Purchase Agreement. Each Management Investor agrees to purchase that number of shares of PESI Common Stock set forth opposite its name on Exhibit B attached hereto pursuant to the terms and conditions of the Subscription Agreement and to purchase such additional number of shares of PESI Common Stock on a pro rata basis as may be required to permit Parent to fulfill its obligations set forth in Section 5.21.
E. Representation and Warranty of Parent. Parent represents and warrants to Representative and the Management Investors the following: (a) Parent has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement, (b) this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against it in accordance with its terms, except to the extent that such enforceability may be affected by: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of Parent.
F. Representations and Warranties of Representative and Management Investors. Representative and each Management Investor hereby, severally and not jointly, represents and warrants to Parent as follows:
1. He or she has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.
2. This Agreement constitutes the legal, valid and binding obligation of him or her, enforceable against him or her in accordance with its terms, except to the extent that such enforceability may be affected by: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.
3. Management Investor is the sole record and beneficial owner of the shares of Series I Preferred and Warrants set forth opposite such Management Investor’s name on Exhibit A. All of the shares of Series I Preferred and the Warrants owned by such Management Investor are owned free and clear of any liens and such Management Investor has not granted any rights to purchase such shares of Series I Preferred or Warrants to any other person. Neither the execution, delivery or performance of this Agreement will, or would reasonably be expected to, contravene, conflict with or result in a violation of any law or order or agreement to which such Management Investor is subject, and such Management Investor is not required to make any filing or obtain any consent from any person or entity in connection with the execution, delivery or performance of this Agreement or the transactions contemplated hereby.

G. Release. Contingent upon and effective immediately prior to the Closing, each Management Investor acknowledges on such Management Investor’s own behalf that as of the date hereof such Management Investor has no rights of action (known or unknown, actual or contingent) against Parent, any affiliate of Parent, or any of their respective officers, directors, employees, shareholders, agents and representatives and to the extent there are any such rights of action they are hereby waived and Parent, each affiliate of Parent, and their respective officers, directors, employees, shareholders, agents and representatives are hereby released; provided, however, that the foregoing shall not apply to rights of action, if any, with respect to the right (i) to receive from Parent any payments arising out of or relating to this Agreement, (ii) to any obligation to any Management Investor for payroll, expense reimbursement or related employment liabilities, or (iii) to claim indemnification pursuant to the Parent or the Company’s Certificate of Incorporation, Bylaws or any insurance policy related to such Management Investor’s position as a director or officer.
H. Representative.
1. By execution of this Agreement by each Management Investor, the Representative is appointed, authorized and empowered to be the exclusive proxy, representative, agent and attorney-in-fact of each Management Investor to make all decisions and determinations and to act and execute, deliver and receive all documents, instruments and consents on behalf of such Management Investor, at any time, in connection with, and that may be deemed by Representative to be necessary or appropriate to accomplish the intent and implement the provisions of this Agreement and to facilitate the consummation of the transactions contemplated hereby, and in connection with the activities to be performed by or on behalf of such Management Investor under this Agreement, and each other agreement or document referred to herein. By executing this Agreement, Representative accepts such appointment, authority and power. Without limiting the generality of the foregoing, Representative shall have the power to take any of the following actions on behalf of such Management Investors: (i) to give and receive notices, communications and consents under this Agreement; (ii) to receive and distribute payments pursuant to this Agreement; (iii) to waive any provision of this Agreement; (iv) to agree to any offsets or other additions or subtractions of amounts to be paid under this Agreement as Representative, in his sole discretion, may deem necessary or desirable; and (v) to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that Representative, in his sole and absolute discretion, may consider necessary or proper or convenient in connection with or to carry out the activities described herein.
2. All decisions of Representative shall be final and binding on all Management Investors, and no Management Investors shall have the right to object, dissent, protest or otherwise contest the same. Parent shall be entitled to rely upon, without independent investigation, any act, notice, instruction or communication from Representative and any document executed by Representative on behalf of any such Management Investor and shall be fully protected in connection with any action or inaction taken or omitted to be taken in reliance thereon absent willful misconduct.

3. Representative shall not be responsible for any loss suffered by, or liability of any kind to, such Management Investors arising out of any act done or omitted by Representative in connection with the acceptance or administration of Representative’s duties under this Agreement, unless such act or omission is found by a court of competent jurisdiction not subject to further appeal to involve gross negligence or willful misconduct on the part of Representative. Further, the Management Investors shall jointly and severally indemnify Representative and hold him harmless against any loss, liability or expense incurred by Representative arising out of or in connection with the acceptance or administration of his duties under this Agreement, including, without limitation, the legal fees and expenses of any legal counsel retained by Representative (such losses, liabilities and expenses, collectively referred to as “Representative Expenses”); provided, that, Representative shall not be entitled to indemnification hereunder or the reimbursement of any Representative Expenses if, and to the extent, it is found by a court of competent jurisdiction, not subject to further appeal, that Representative Expenses were a direct and primary result of Representative’s gross negligence or willful misconduct.
4. Management Investors representing a majority of the Percentage Interest may at any time (or from time to time), by written notice to Parent and the then current Representative, remove such Representative and appoint a replacement Representative to serve in accordance with this Agreement; provided, however, that such appointment shall be subject to such newly-appointed Representative notifying Parent in writing of his, her or its appointment and appropriate contact information for purposes of this Agreement, and Parent shall be entitled to rely upon, without independent investigation, the identity of such newly-appointed Representative as set forth in such written notice.
5. Representative may resign by providing written notice to each Management Investor, and Parent. Upon the resignation of Representative, the Management Investors representing a majority of the Percentage Interest shall appoint a replacement Representative to serve in accordance with the terms of this Agreement; provided, however, that such appointment shall be subject to such newly-appointed Representative’s notifying Parent in writing of his, her or its appointment and appropriate contact information for purposes of this Agreement and Parent shall be entitled to rely upon, without independent investigation, the identity of such newly-appointed Representative as set forth in such written notice.
I. Miscellaneous
1. Entire Agreement. This Agreement is intended by the parties to be the final expression of their agreement with respect to the terms included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement and is intended to supersede all prior written or oral agreements of the parties hereto with respect to the subject matter hereof.
2. Notice. Any notice, demand, request, consent, or approval required or permitted hereunder to be in writing shall be effective on the day on which same is received by a party hereto at the address set forth below; such notices shall be hand delivered, or sent by reputable overnight courier to such party at said address, or by fax with confirmed receipt of same.

3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the personal representatives, successors and permitted assigns of the parties hereto.
4. Counterparts. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.
5. Amendments, Waiver. This Agreement may be modified, amended or terminated, and any provision of this Agreement may be waived, only by a writing signed by the party or parties burdened or affected by such modification, amendment, termination or waiver.
6. Captions. The captions and underscoring in this Agreement are for convenience of reference only and have no legal effect and do not define or limit the provisions hereof.
7. Term. This Agreement shall remain in full force and effect until Parent has delivered the Stock Consideration or the net proceeds from the sale thereof in accordance with Section 4.
8. No Joint Venture or Partnership. This Agreement does not constitute, nor is it the intention of the parties to create, a joint venture or partnership among the parties to this Agreement.
9. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.
10. Jurisdiction. Each of the parties agrees that any claim, suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, under or in connection with, this Agreement shall be heard and determined in the Chancery Court of the State of Delaware (and each agrees that no such claim, suit, action or proceeding relating to this Agreement shall be brought by it except in such court), and the parties hereby irrevocably and unconditionally submit to the exclusive jurisdiction of such court in any such claim, suit, action or proceeding and irrevocably and unconditionally waive the defense of an inconvenient forum to the maintenance of any such claim, suit, action or proceeding; provided, however, that if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware shall be deemed sufficient for purposes of this section. Each of the parties hereto further agree that, to the fullest extent permitted by applicable law, service of any process, summons, notice or document in any such claim, suit, action or proceeding may be served on such party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided herein shall be deemed effective service of process on such party. The parties hereto hereby agree that a final, non-appealable judgment in any such claim, suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions in the world by suit on the judgment or in any other manner provided by applicable law.
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This Agreement is executed as of the date specified above by the parties hereto.

PARENT:	MANAGEMENT INVESTORS:

Homeland Security Capital Corporation

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